Item 77H - Deutsche Emerging Markets
Frontier Fund (a series of
Deutsche International Fund, Inc.
(the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such persons had owned
more than 25% of the series based on the records of
the series as of November 7, 2016.
As of November 2, 2015:
No investor beneficially owned 25% or more of
Deutsche Emerging Markets Frontier Fund shares
as of November 2, 2015.
As of November 7, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Emerging
Markets
Frontier
Fund
DIMA INCATTN
RANJIT
COLOFRANSON &
SONNYFER
TOLENTINO
CONTROLLING 60
WALL STREET 33RD
FLOOR MAIL STOP
NYC 60-3325 NEW
YORK NY 10005-
2836
56.32%
Deutsche
Emerging
Markets
Frontier
Fund
PERSHING LLC1
PERSHING PLZ
JERSEY CITY NJ
07399-0001
28.08%